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                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

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                                   Three Months Ended      Nine Months Ended
                                       March 31,                March 31,
                                   ------------------      -----------------
                                    1995        1994        1995        1994
                                    ----        ----        ----        ----
PRIMARY:
Weighted average shares
 outstanding                     19,417,742  17,600,957  18,855,639  17,584,180
Net effect of dilutive stock
 warrants based on the Treasury
 Stock method using average
 market price                        17,162      84,887      40,947      89,849
Net effect of dilutive stock
 options based on the Treasury
 Stock method using average
 market price                       287,778     310,961     290,723     327,782
                                 ----------------------------------------------
                                 19,722,682  17,996,805  19,187,309  18,001,811
                                 ==============================================
FULLY DILUTED:
Weighted average shares
 outstanding                     19,417,742  17,600,957  18,855,639  17,584,180
Net effect of dilutive stock
 warrants based on the Treasury
 Stock method using end of
 period market price                 18,021      84,887      42,662      95,143
Net effect of dilutive stock
 options based on the Treasury
 Stock method using end of
 period market price                292,524     310,961     297,157     341,563
                                 ----------------------------------------------
                                 19,728,287  17,996,805  19,195,458  18,020,886
                                 ==============================================

                                 (thousands of dollars, except per share data)

Net income                       $    3,880  $    4,805  $   14,118  $   13,332
                                 ==============================================
Per share amount - Primary       $     0.20  $     0.27  $     0.74  $     0.74
                                 ==============================================
Per share amount - Fully diluted $     0.20  $     0.27  $     0.74  $     0.74
                                 ==============================================

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